Exhibit 23.1

Board of Directors
Polymer Research Corp. of America
2186 Mill Avenue
Brooklyn, New York 11234

          We hereby consent to the incorporation by the Registration Statement on Form S-2 dated October 10, 2003, of Polymer Research Corp. of America of our report dated March 26, 2003, appearing on page F-2 of the Company's Form 10-KSB filed with the Commission on October 10, 2003 and to the use of our name as it appears under the caption "Experts."

Goldstein & Ganz, CPA's, PC

Great Neck, NY
October 10, 2003